Exhibit 10.9

TRANE INC.

EXECUTIVE SUPPLEMENTAL RETIREMENT BENEFIT PROGRAM

Restated to include all amendments through

December 6, 2007

ARTICLE I

DEFINITIONS

For all purposes of the Program the following definitions shall apply, with words in the masculine gender including, where appropriate, the feminine gender:

Act means the Securities Exchange Act of 1934, as amended.

Actuarial Equivalent means, with respect to any monthly payments referred to in Article IV, the lump sum payment which is the present value as of the date of commencement of such monthly payments, determined using the following actuarial assumptions:

(a)	Mortality Table - 1983 Basic Group Annuity Mortality Table for males projected to 1988 with Scale H; and

(b)	Interest Rate - the lesser of

(1)	120% of the annual interest rate used by the Pension Benefit Guaranty Corporation to value immediate annuities for plans terminating as of the date as of which the applicant’s monthly pension payments would otherwise commence; and

(2)	the average yield of long-term U.S. Treasury bonds issued during the one month period ending one month before the date as of which the applicant’s monthly pension payments would otherwise commence, as published in the Federal Reserve Bulletin under the heading “Composite Index: Over 10 Years (long-term),” such average yield to be rounded to the nearest .25%;

provided that, for purposes of calculating a lump sum payment to a Prior Participant or his or her Surviving Spouse the interest rate applied to calculate that portion of such lump sum attributable to such Prior Participant’s Special Years of Service shall be multiplied by sixty and four-tenths percent (60.4%).

Average Monthly Earnings of a Participating Employee means his or her total Compensation for the three (3) calendar Years of Service (or such lesser number of calendar years as may constitute his or her Years of Service) in his or her last ten (10) calendar Years of Service (including in such ten (10) calendar years the year in which his or her Service is broken), during which his or her total Compensation was the highest, divided by thirty-six (36) (or such lesser number as may constitute the number of calendar months of his or her Years of Service).

Beneficial Owner means any “person”, as such term is used in Section 13(d) of the Act, who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has “beneficial ownership” of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 under the Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing).

Board means the Board of Directors of the Corporation.

Cause means a Participant’s (i) willful and continued failure substantially to perform his or her duties with the Corporation or any Subsidiary (other than any such failure resulting from incapacity due to reasonably documented physical or mental illness), after a demand for substantial performance is delivered to such Participant by the Chairman of the Board or officer of equivalent authority which specifically identifies the manner in which it is believed that such Participant has not substantially performed his or her duties, (ii) conviction of, or plea of nolo contendere to, a felony, or (iii) the willful engaging by such Participant in gross misconduct materially and demonstrably injurious to the Corporation or any Subsidiary or to the trustworthiness or effectiveness of the Participant in the performance of his or her duties. For purposes hereof, no act, or failure to act, on such Participant’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Corporation or a Subsidiary. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by such Participant in good faith and in the best interest of the Corporation or such Subsidiary.

Change of Control shall mean the occurrence of any of the following events:

(a) any “person”, as such term is used in Section 13(d) of the Act (other than the Corporation, any Subsidiary or any employee benefit plan maintained by the Corporation or any Subsidiary (or any trustee or other fiduciary thereof)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then-outstanding securities, provided, however, that an acquisition of securities of the Corporation representing less than 25% of the combined voting power shall not constitute a Change of Control if, prior to meeting the 20% threshold, the members of the Board who are not Employees unanimously adopt a resolution consenting to such acquisition by such Beneficial Owners;

(b) during any consecutive 24-month period, individuals who at the beginning of such period constitute the Board, together with those individuals who first become directors during such period (other than by reason of an agreement with the Corporation or the Board in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the “Continuing Directors”), cease for any reason to constitute a majority of the Board;

(c) the consummation of any merger, consolidation, recapitalization or reorganization involving the Corporation, other than any such transaction immediately following which the persons who were the Beneficial Owners of the outstanding voting securities of the Corporation immediately prior to such transaction are the Beneficial Owners of at least 55% of the total voting power represented by the voting securities of the entity surviving such transaction or the ultimate parent of such entity in substantially the same relative proportions as their ownership of the Corporation’s voting securities immediately prior to such transaction; provided that, such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Corporation, such surviving entity, any Subsidiary or any subsidiary of such surviving entity;

(d) the sale of substantially all of the assets of the Corporation to any person other than any Subsidiary or any entity in which the Beneficial Owners of the outstanding voting securities of the Corporation immediately prior to such sale are the Beneficial Owners of at least 55% of the total voting power represented by the voting securities of such entity or the ultimate parent of such entity in substantially the same relative proportions as their ownership of the Corporation’s voting securities immediately prior to such transaction; or

(e) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Committee constituted under Article III, Section 2 hereof.

Compensation means, for any calendar year, the total remuneration (other than remuneration that is not treated as “Compensation” under and for purposes of the ESOP) for Service rendered by a Participating Employee during such year, including any annual incentive compensation awarded to him with respect to such year, without regard to the year in which such incentive compensation is received; provided that Compensation shall include amounts deferred under the Trane Inc. Deferred Compensation Plan that would otherwise be treated as “Compensation” under and for purposes of the ESOP, and shall not include any payments under the Trane Inc. Long-Term Incentive Compensation Plan.

Corporation means Trane Inc. and its successors and any predecessor corporation merged with or into, or any business acquired by, Trane Inc.

Disability means, effective January 1, 2005, a Participating Employee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is by reason of medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participating Employee’s employer.

Employee means an employee of the Corporation or a Subsidiary Corporation.

ESOP means the Trane Inc. Employee Stock Ownership Plan and any successor plan thereto.

ESOP Offset means two (2) times the value, as of the date when a Participating Employee’s Service is broken, of the Basic Company Contributions to his or her account under the ESOP.

Good Reason means any of the following:

(a) an adverse change in a Participating Employee’s status or position as an executive of the Corporation, any adverse change in a Participating Employee’s status or position as an executive of the Corporation as a result of a material diminution in his or her duties or responsibilities or a relocation of a Participating Employee’s principal place of employment to a location which is at least 30 miles further from such Participating Employee’s principal residence than his or her current location or the assignment to him or her of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of such Participating Employee from or any failure to reappoint or reelect him or her to such position(s) (except in connection with the termination of his or her employment for Cause, Disability or retirement or as a result of death or by him or her other than for Good Reason);

(b) a reduction by the Corporation in such Participating Employee’s base salary;

(c) the taking of any action by the Corporation or a Subsidiary Company (including the elimination of a plan without providing substitutes therefor or the reduction of his or her awards thereunder) that would substantially diminish the aggregate projected value of such Participating Employee’s awards under the Corporation’s or such Subsidiary Company’s bonus and benefit plans in which the Participating Employee was participating at the time of the taking of such action;

(d) the taking of any action by the Corporation or a Subsidiary Company that would substantially diminish the aggregate value of the benefits provided to the Participating Employee under the Corporation’s or such Subsidiary Company’s medical, health, accident, disability, life insurance, thrift and retirement plans in which the Participating Employee was participating at the time of the taking of such action;

(e) any purported termination by the Corporation of the Participating Employee’s employment that is not effected for Cause, provided that this shall not include termination of employment at age sixty-five pursuant to the Corporation’s mandatory retirement policy for Corporate officers.

Notwithstanding the foregoing, a termination for Good Reason shall not have occurred (a) if the Participating Employee consented in writing to the event giving rise to the Good Reason or (b) if the Participating Employee voluntarily terminates his or her employment more than ninety (90) days after the occurrence of the event constituting Good Reason.

Other Post-Retirement Benefits means, with respect to a Participating Employee, his or her ESOP Offset, plus all amounts paid or payable to him or his or her Surviving Spouse under or with respect to the Retirement Plan (including any monthly pension payable hereunder because it exceeds the maximum limitation on pension amounts imposed by Section 415 of the Code), the Trane Suspended Profit Sharing Plan and any other non-governmental defined benefit or defined contribution employee pension plan (except the

Trane Savings Plan, the Trane Pension Plan and the Trane Employee Stock Ownership Plan) to which the Corporation, any Subsidiary Company or any previous employer of such Participating Employee had made contributions, provided that in calculating such amounts the following shall apply:

(a)	Amounts paid or payable under retirement plans of previous employers shall only be offset under this Program in the event that the Participating Employee receives credit for service with the previous employer in determining such Participating Employee’s benefit under this Program;

(b)	Such amounts shall include lump sum and installment distributions which, together with all Other Post Retirement Benefits, shall be expressed as an Actuarially Equivalent lifetime annuity payable monthly.

(c)	Such amounts shall exclude benefits to the extent attributable to contributions made by such Participating Employee; and

(d)	Such amounts shall reflect reductions for early commencement of benefits, if any.

Participating Employee means, subject to the exclusions set forth below, any Employee who has been elected an officer of the Corporation prior to December 8, 2005 and so long as he or she remains an officer of the Corporation. Effective July 7, 2005, individuals elected to the positions of Vice President & Controller or Vice President & Treasurer shall not be Participating Employees, provided, however, that any Employees holding such positions as of such date shall continue to be Participating Employees so long as they continue in such positions and, in the event they no longer hold such positions, for so long as the Plan Administrator determines is appropriate. Effective October 6, 2005, an individual elected to the position of Vice President & General Auditor shall not a Participating Employee. Notwithstanding the foregoing, a Participating Employee who loses status as an elected officer of the Corporation, but remains an Employee, may be allowed to continue as a Participating Employee for such period as the Plan Administrator deems appropriate under the circumstances. Effective December 8, 2005, there shall be no new Participating Employees in the Program.

Primary Social Security Benefit shall mean the amount of a Participating Employee’s monthly old-age insurance benefit which would be payable at the later of age 65 and the date service is broken under the Social Security Act benefit levels as in effect on January 1 of the year in which service is broken, computed without taking into account deferred retirement credits for those breaking service after Social Security Act normal retirement date and based on the assumption that (i) he or she has been continuously covered under said Social Security Act since the later of January 1, 1951 or the January 1 of the year in which he or she attained the age of 18; (ii) his or her annual remuneration for years prior to the calendar year preceding the year in which his or her service is broken are reduced in proportion to the index on national average wages maintained under the Social Security Act; and (iii) his or her employment remuneration for the calendar year in which his or her service is broken and each calendar year thereafter until age 65 shall be equal to his or her compensation during the calendar year preceding the year in which his or her service is broken. If a Participating Employee continues employment beyond age 65, the Primary Social Security Benefit, determined at the levels as in effect on January 1 of the year in which service is broken, shall not result in reduction of such individual’s benefit below the amount of the non-forfeitable benefit that would have been payable to such individual had he or she retired at age 65. In the event that the Participating Employee provides the Committee with the actual amount of his or her Social Security Benefit plus the amounts, if any, payable to such Employee under a foreign social insurance or pension system (which is comparable in nature to the U.S. Social Security System) then the total of such amounts if less than the U.S. Primary Social Security Benefit as defined in the Retirement Plan shall be deemed the Participating Employee’s Primary Social Security Benefit for the purposes of this Program.

Program means the Amended and Restated Executive Supplemental Retirement Benefit Program of Trane Inc., as set forth in this document and as amended from time to time.

Retirement Plan means the Retirement Plan of American Standard Inc. and Participating Subsidiary Companies, as in effect immediately before the amendments thereto made as of June 30, 1988.

Service and Years of Service shall have the meanings ascribed to those terms in and by the ESOP, except as otherwise provided herein in the context of a Change of Control.

Subsidiary Company means any corporation whose outstanding voting stock is owned, directly or indirectly, by the Corporation or another Subsidiary Company.

Surviving Spouse means the person to whom a Participating Employee or former Participating Employee was legally married on the earlier of the date of his or her retirement or death.

ARTICLE II

PURPOSE

The purpose of the Program is to further the achievement of corporate goals of the Corporation by providing improved retirement income as a component of executive compensation, by providing retirement income not subject to the limits imposed on retirement plans qualified under Section 401(a) of the Code, and by assisting in recruiting and retaining senior executives.

ARTICLE III

AMENDMENT, CONTINUATION, ADMINISTRATION

Section 1 - Amendment and Continuation

The Board shall have the right to suspend or terminate the Program at any time and, at any time or from time to time, to amend its terms; provided, however, that no such action shall effect a forfeiture or a reduction in the amount of any benefit under the Program that

(a)	an Employee who had been a Participating Employee for at least twelve (12) months prior to the month in which such action is authorized or

(b)	the Surviving Spouse of such an Employee

would otherwise have been entitled to receive if such Employee had died on, or retired as of the first of the month coinciding with or following, the effective date of such action or, if later, the date of its authorization. Notwithstanding any such suspension, termination or amendment, the Corporation and Subsidiary Companies will at all times be free to establish other programs, similar or different, for the benefit of any Employees. Notwithstanding anything contained herein to the contrary, no such suspension, termination or amendment shall be taken within two (2) years following a Change of Control that shall diminish the rights provided herein to any Participating Employee, including, without limitation, benefit formulas, accrued benefits or service.

Section 2 - Administration

The Program shall be administered by a committee of the Board (the “Committee”) which is appointed by the Board. No member of such Committee shall be eligible to participate in the Program. The Committee shall interpret the Program, establish administrative policies, guidelines and rules and designate Participating Employees thereunder, and take any other action necessary or desirable for the proper operation of the Program. All such interpretations, policies, guidelines, rules, designations and actions shall be final and binding upon the Corporation, all Subsidiary Companies, all Employees and all Participating Employees. All deferrals hereunder are intended to comply with the requirements of Section 409A of the Code.

ARTICLE IV

ELIGIBILITY FOR AND AMOUNT OF BENEFITS

Section 1 - Upon Retirement at or After Age Sixty-five

Effective January 1, 2005, subject to the provision below regarding “key employees”, any Participating Employee who, after completing at least five (5) Years of Service, ceases to be an Employee on or after his or her sixty-fifth (65th) birthday shall receive from the Corporation, on the last day of the month coincident with or immediately succeeding his or her sixty-fifth (65th) birthday (or the month in which he or she ceases to be an Employee, if later), a single lump sum payment which shall be the Actuarial Equivalent of a monthly payment, commencing with such month and continuing for his or her lifetime, in an amount equal to the sum of (i) the excess of

(a)	four percent (4%) of his or her Average Monthly Earnings, multiplied by the number, not in excess of ten (10), of his or her Years of Service, plus

(b)	one percent (1%) of his Average Monthly Earnings, multiplied by the number of his Years of Service accumulated after his first ten (10) Years of Service (to a maximum of twenty percent (20%) of such Average Monthly Earnings), over the sum of

(c)	such Participating Employee’s Other Post-Retirement Benefits, plus

(d)	his or her Primary Social Security Benefit;

and (ii) the monthly pension, if any, which is not payable to him from the Retirement Plan because of the maximum limitations on pension amounts imposed by Section 415 of the Code.

Notwithstanding the foregoing, effective January 1, 2005, if a Participating Employee is a “key employee” under Section 416(i) of the Code for the relevant measurement period under Section 409A of the Code, then the aforementioned lump sum payment (i) shall be delayed until six months following such Participating Employee’s termination of employment and (ii) shall include interest during the six month period of delay using the Interest Rate set forth in Article I that was used to calculate the Actuarial Equivalent of the Participating Employee’s benefit .

Section 2 - Upon Employment Termination Before Age Sixty-five

Effective January 1, 2005, except as otherwise expressly provided below, any Participating Employee who ceases to be an Employee after completing at least five (5) Years of Service, but before his or her sixty-fifth (65th) birthday shall, subject to the provision below regarding “key employees”, receive from the Corporation, on the last day of the month after the later of (i) the month in which such Participating Employee ceases to be an Employee and (ii) the month in which such Participating Employee attains the age of fifty-five (55), a single lump sum payment which shall be the Actuarial Equivalent of a monthly payment, commencing in the month stated above and continuing for his lifetime, in an amount equal to the product of the amounts determined in clauses (a), (b) and (c) below, with such result reduced by the amount in clauses (d) and (e) below and increased by the amount in clause (f) below. Notwithstanding the immediately preceding sentence, any Participating Employee whose employment with the Corporation is terminated

(i) in 2007 in connection with the spin-off of its automotive controls business or the sale of its bath and kitchen business (and who otherwise would not have been entitled to receive a distribution of his benefits hereunder in 2007) may irrevocably elect, to receive the benefit set forth in this Section 2 in January, 2008 regardless of whether such Participating Employee shall have attained age 55 at such time; provided that, in such case, the Interest Rate used in calculating the Actuarial Equivalent of such individual’s benefit hereunder shall be fixed based on the applicable rates in effect on the first day of the month, if any, in which such individual elects to receive his benefit in accordance with this special transition election (rather than the rates in effect when the Participant’s benefit is payable); or

(ii) prior to age 55 shall receive the benefit set forth in this Section 2 as of the last day of the month in which such Participating Employee’s employment terminates (or six months after such date of termination, if such Participating Employee is a “key employee” within the meaning of Section 409A), so long as such Participating Employee shall have irrevocably elected such time and form of payment in 2007.

Any election made pursuant to either of sub-clause (i) or (ii) in the immediately preceding sentence shall be made in a manner consistent with the transition rules promulgated under Section 409A of the Code.

Notwithstanding any other provision of this Section 2 to the contrary, effective January 1, 2005, if a Participating Employee is a “key employee” under Section 416(i) of the Code for the relevant measurement period under Section 409A of the Code and would otherwise be entitled to a lump sum payment upon termination of employment under this Section 2, then the aforementioned lump sum payment (i) shall be delayed until six (6) months following such Participating Employee’s termination of employment and (ii) shall include interest during the period of delay required under Section 409A of the Code using the Interest Rate set forth in Article I that was used to calculate the Actuarial Equivalent of the Participating Employee’s benefit.

(a)	The monthly payment that such Participating Employee would have received computed under the below (i) and (ii), if he had remained an Employee (with no change in his or her Average Monthly Earnings) until, and if he or she had retired on, his sixty-fifth (65th) birthday:

(i)	four percent (4%) of his Average Monthly Earnings, multiplied by the number, not in excess of ten (10), of his or her Years of Service, plus

(ii)	one percent (1%) of his or her Average Monthly Earnings, multiplied by the number of his or her Years of Service accumulated after his or her first ten (10) Years of Service (to a maximum of twenty percent (20%) of such Average Monthly Earnings);

(b)	A fraction

(i)	the numerator of which is the number of his or her Years of Service, and

(ii)	the denominator of which is the number of Years of Service he would have accumulated if he or she had remained an Employee until his or her sixty-fifth (65th) birthday;

(c)	The percentage determined according to attained age (in years and completed months) on date of commencement of monthly payments, in accordance with the following table with values for non-integral ages to be determined by interpolation:

Attained Age on Date of Commencement	Percentage
64.97
63.93
62.88
61.82
60.75
59.68
58.61
57.54
56.47
55 or younger	.40

(d)	Such Participating Employee’s Other Post-Retirement Benefits;

(e)	Such Participating Employee’s Primary Social Security Benefit, multiplied by clauses (b) and (c) above, or the Participating Employee’s actual Social Security Benefit (or other comparable benefits), if so provided by the Participating Employee;

(f)	Such Participating Employee’s monthly pension, if any, reduced (if applicable) for early commencement, which is not payable to him from the Retirement Plan because of the maximum limitations on pension amounts imposed by Section 415 of the Code.

Notwithstanding anything contained herein to the contrary, if such Participating Employee ceases to be an Employee due to the termination of his or her employment within two (2) years following a Change of Control by the Corporation without Cause or by the Participating Employee for Good Reason, two (2) years shall be added to such Participating Employee’s age and service for purposes of the calculation of monthly payments (but not for purposes of calculating the Actuarial Equivalent of such payments) under this Article IV.

Section 3 - Upon Death Before Retirement

Effective January 1, 2005, if a Participating Employee is married, and has accumulated at least five (5) Years of Service when he or she ceases to be an Employee due to his or her death, his or her Surviving Spouse shall receive from the Corporation, on the last day of the month immediately succeeding the month of his or her death, a single lump sum payment which shall be the Actuarial Equivalent of a monthly payment, commencing with such succeeding month and continuing for the lifetime of such Surviving Spouse, in an amount equal to the product of the amounts determined in the below clauses (a), (b), (c) and (d), with such result reduced by the amounts in the below clauses (e) and (f).

(a)	The monthly payment that the Participating Employee would have received computed under the below (i) and (ii), if he or she had remained an Employee (with no change in his Average Monthly Earnings) until, and if he or she had retired on, his sixty-fifth (65th) birthday:

(i)	four percent (4%) of his Average Monthly Earnings, multiplied by the number, not in excess of ten (10), of his Years of Service, plus

(ii)	one percent (1%) of his or her Average Monthly Earnings, multiplied by the number of his or her Years of Service accumulated after his or her first ten (10) Years of Service (to a maximum of 20% of such Average Monthly Earnings),

(b)	A fraction

(i)	the numerator of which is the number of his or her Years of Service, and

(ii)	the denominator of which is the number of Years of Service he or she would have accumulated if he or she had remained an Employee until his sixty-fifth (65th) birthday,

(c)	Fifty percent (50%), minus one percent (1%) for each full year by which the age of the Surviving Spouse is more than five (5) years lower than that of the Participating Employee,

(d)	The percentage specified in clause (c) of Section 2 for the Participating Employee’s age at the time of his or her death,

(e)	The Participating Employee’s Other Post-Retirement Benefits,

(f)	The Participating Employee’s Primary Social Security Benefit, multiplied by clauses (b), (c), and (d) above.

Section 4 - Upon Death After Termination of Employment

Effective January 1, 2005, if a Participating Employee described in Section 2 of this Article IV is married when he or she dies after the termination of his or her employment but before his or her receipt of the lump sum payment to which he or she is entitled under said Section, his or her Surviving Spouse shall receive from the Corporation, on the last day of the month immediately following the month of his death, a single lump sum payment which shall be the

Actuarial Equivalent of the single lump sum payment that such Participating Employee would have received if the month that he or she designated for purposes of said Section 2 had been the later of the month of his death and the month of his or her fifty-fifth (55th) birthday and if he or she had survived through such month, reduced by fifty percent (50%), minus one percent (1%) for each year by which the age of the Surviving Spouse is more than five (5) years lower than that of the Participating Employee.

Section 5 - Service Requirement Waived Upon Change of Control

Notwithstanding anything contained herein to the contrary, each individual who is a Participating Employee at the time of a Change of Control shall be eligible for benefits calculated in accordance with Article IV whether or not such Participating Employee has completed five years of Service.

Section 6 - Separation from Service

Effective as of January 1, 2005, a termination of employment shall not be deemed to have occurred for purposes of the Plan unless such termination is also a “separation from service” (within the meaning of Section 409A of the Code and the guidance issued thereunder) and for purposes of this Plan, references to a “termination” or a “termination of employment” shall mean such a “separation from service.”

ARTICLE V

FORFEITURES AND LIMITATIONS

Section 1 - Forfeiture of Benefits

If the Committee determines that any Participating Employee (or any recipient of a benefit under the Program who had been a Participating Employee) has, while or at any time after he or she ceased to be an Employee, directly or indirectly engaged in any occupation in competition with, or has wrongfully disclosed trade secrets of or confidential information relating to, or has intentionally done any act materially harmful to the interests of, the Corporation or any Subsidiary Company, or otherwise committed any act, or omitted to take any action, in connection with such Participating Employee’s service or status as an officer of the Corporation that resulted in a violation by such individual or the Corporation or any of its affiliates of any law, rule or regulation, including, without limitation, any Federal securities law, other than an unintentional and immaterial violation that is promptly rectified or which does not result in an material fine, sanction, penalty or other detriment to such individual, the Corporation or an affiliate of the Corporation, the Committee may in its sole discretion terminate or annul the payment of such benefit.

Section 2 - Inalienability of Benefits

No sale, transfer, anticipation, assignment, pledge or encumbrance of any kind, at law or in equity, of any benefit under this Program shall be permitted or recognized under any circumstances, and no benefit under this Program shall be subject to attachment or other legal process.

Section 3 - Other Limitations

No benefit payable under the Program shall give rise to any offset or shall be included in any reduction pursuant to Article III or any other provision of the Retirement Plan or have any similar effect on any other benefit payable under any other private benefit plan to which the Corporation or any Subsidiary Company shall have contributed. Otherwise, the Committee may from time to time determine whether the total benefits payable to any individual under the Program and all other private benefit plans to which the Corporation or any Subsidiary Company shall have contributed shall be subject to any limitation as to amount other than as provided elsewhere in the Program and/or in such other private plans, and, if so, shall determine the amount of such limitation. Notwithstanding anything else contained herein to the contrary, the Corporation shall not be in breach of its obligations hereunder, nor liable for any interest or other payments, if it fails to make any payments hereunder on the stated date on which such payment is due, so long as such payment is made not later than the last day of the calendar in which it is otherwise due hereunder.

Section 4 - Minimum Benefit

For any Participating Employee, the portion of his or her benefit payable under Section 1 or 2 of Article IV which is attributable to his Years of Service and Average Monthly Earnings

through December 31, 1993 shall not be less than a minimum, which shall be deemed fixed as of December 31, 1993 and shall be calculated on the basis of (x) a Primary Social Security Benefit determined for a retirement occurring December 31, 1993, but increased by five percent (5%) per annum for each whole calendar year between December 31, 1993 and the actual date of retirement and (y) an ESOP offset determined as of December 31, 1993 and increased by twenty percent (20%) per annum for each whole calendar year between December 31, 1993 and the actual date of retirement. This provision shall not apply, however, to calculation of the Actuarial Equivalent of the portion of a Participating Employee’s benefit under Section 1 or 2 of Article VI attributable to Years of Service and Average Monthly Earnings through December 31, 1993.

Section 5 - Governing Law

This Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the state of Delaware, to the extent such laws are not superseded by ERISA or other federal law.

Adopted pursuant to duly authorized resolution

by the Board of Directors of the Company

on December 6, 2007

Trane Inc.

By:	/s/ Lawrence B. Costello
Lawrence B. Costello
Senior Vice President, Human Resources